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                                         EXHIBIT 21

                               SUBSIDIARIES OF THE REGISTRANT
                               ------------------------------


                                                   Jurisdictions of
Subsidiary Name                                    Incorporation     Percentage of Control
-------------------------------------------------  ----------------  ----------------------

Benco Pet Foods, Inc.                              Illinois                            100%
Berec  Components Limited                          UK                                  100%
Berec Overseas Investments Limited                 UK                                  100%
Checkerboard Holding Company, Inc.                 Delaware                            100%
Checkerboard Insurance Company, Ltd.               Bermuda                             100%
Checkerboard Media Company, Inc.                   Missouri                            100%
Checkerboard Properties, Inc.                      Delaware                            100%
Compagnie Ralston Energy Systems                   France                              100%
Corporate Insurance Services, Inc.                 Missouri                            100%
EBC Batteries, Inc.                                Delaware                            100%
EBC (India) Company Ltd.                           India                               100%
Edward Baker Holdings, Ltd.                        UK                                  100%
Edward Baker, Ltd.                                 UK                                  100%
Energizer (China) Co., Ltd.                        China                               100%
Energizer Hellas A.E.                              Greece                              100%
Energizer Hungary Trading Ltd.                     Hungary                             100%
Energizer Iberia, Inc.                             Spain                               100%
Energizer Korea, Ltd.                              Korea                               100%
Energizer India Limited                            India                                51%
Energizer Japan, Inc.                              Delaware                            100%
Energizer Nordic A/S                               Denmark                             100%
Energizer Polska Spolka zo.o                       Poland                              100%
Energizer Rechargeable Products Asia Pacific Ltd.  Hong Kong                           100%
Energizer Rechargeable Products Nordic, A.B.       Sweden                              100%
Energizer Rechargeabe Products (UK) Ltd.           UK                                  100%
Energizer Slovakia, Spol.Sr.O.                     Slovak Republic                     100%
Energizer (South Africa) Ltd.                      Delaware                            100%
Energizer (Thailand) Limited                       Thailand                            100%
Energizer Company                                  UK                                  100%
Ever Ready (Ireland) Limited                       Ireland                             100%
Ever Ready Limited                                 UK                                  100%
Eveready Australia Pty. Limited                    Australia                           100%
Eveready Batteries Hong Kong Limited               Hong Kong                           100%
Eveready Batteries Kenya Ltd.                      Kenya                                14%
Eveready Batteries Ltd.                            Delaware                            100%
Eveready Battery Company Asia Pacific, Inc.        Delaware                            100%
Eveready Battery Company, Inc.                     Delaware                            100%
Eveready Battery Company Lanka Limited             Sri Lanka                            60%
Eveready Battery Company (Malaysia) SDN.BHD.       Malaysia                             80%
Eveready Battery Company Philippines, Inc.         Philippines                         100%
Eveready Battery Distributing LLC                  Russia                              100%
Eveready Battery International, Inc.               Delaware                            100%
Eveready de Chile S.A.                             Chile                               100%
Eveready de Colombia, S.A.                         Colombia                            100%
Eveready de Mexico S.A. de C.V.                    Mexico                              100%
Eveready de Venezuela, C.A.                        Venezuela                           100%
Eveready Ecuador C.A.                              Ecuador                             100%
Eveready Egypt S.A.E.                              Egypt                                51%
Eveready Energizer Miniatures Limited              India                                49%
Eveready Ghana Limited                             Ghana                              66.6%
Eveready Hong Kong Company                         Hong Kong                           100%
Eveready New Zealand Limited                       New Zealand                         100%
Eveready Puerto Rico, Inc.                         Puerto Rico                         100%
Eveready Singapore Pte. Ltd.                       Singapore                           100%
Fundacio Purivada Purina                           Spain                               100%
Gallina Blanca Purina, S.A.                        Spain                                50%
LaSalle Park Redevelopment Corporation             Missouri                            100%
Paul's Ltd.                                        UK                                  100%
Petfood Services, B.V.                             Netherlands                         100%
Protein Technologies International Holdings, Inc.  Delaware                            100%
PT Eveready Battery Company Indonesia              Indonesia                            80%
PT Eveready Trading Company                        Indonesia                           100%
Purina China, Inc.                                 Delaware                            100%
Purina Japan KK                                    Japan                               100%
Ralston Battery Systems Ges.m.b.H.                 Austria                             100%
Ralston Energy Systems BeneLux, N.V.               Belgium                             100%
Ralston Energy Systems Deutschland G.m.b.H.        Germany                             100%
Ralston Energy Systems France S.A.                 France                              100%
Ralston Energy Systems Iberica, S.A.               Spain                               100%
Ralston Energy Systems Italia, S.p.A.              Italy                               100%
Ralston Energy Systems S.A.                        Switzerland                         100%
Ralston Energy Systems s.r.o.                      Czech Republic                      100%
Ralston Energy Systems U.K. Limited                UK                                  100%
Ralston Products, Inc.                             Delaware                            100%
Ralston Purina Argentina S.A.                      Argentina                           100%
Ralston Purina Americas, Inc.                      Delaware                            100%
Ralston Purina Canada, Inc.                        Canada                              100%
Ralston Purina Child Development Center, Inc.      Missouri                            100%
Ralston Purina Colombiana, S.A.                    Colombia                            100%
Ralston Purina do Brasil Ltda.                     Brazil                              100%
Ralston Purina Europe, S.A.                        Spain                               100%
Ralston Purina Government Affairs, Inc.            Delaware                            100%
Ralston Purina Holdings Mexico, S.A. de C.V.       Mexico                              100%
Ralston Purina Italia, SpA                         Italy                               100%
Ralston Purina Mexico, S.A. de C.V.                Mexico                              100%
Ralston Purina Overseas Battery Company            Delaware                            100%
Ralston Purina Pet Products France, S.A.           France                             99.6%
Ralston Purina Sales, Limited                      Barbados                            100%
Ralston Trust, Ltd.                                UK                                  100%
Red & White, Inc.                                  Delaware                            100%
Sistemas de Baterias S.A. de C.V.                  Mexico                              100%
Sonca Products Limited                             Hong Kong                           100%
Technomene Pet Foods, Inc.                         Delaware                            100%
Tower Enterprises, Inc.                            Missouri                            100%
VCS Holding Company                                Delaware                            100%

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